UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under § 240.14a-12

Faraday Future Intelligent Electric Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

On March 9, 2023, Faraday Future Intelligent Electric Inc. issued the following press release:

Faraday Future Plans to Host a Special Meeting
of Stockholders on March 30th, 2023,
Announces Plans for Additional $50 Million
Offering to Existing Shareholders

●	Affirmative vote required on March 30, 2023 special meeting of stockholders in order for the Company to receive remaining funds as contemplated in the $135 million fundraising announced on February 5, 2023; initial funding amounts have been received by the Company as planned

●	Company has already received non-binding indications of interest for nearly full amount of additional $50 million fundraising to support scaling FF 91 Futurist production, and the Company is providing its stockholders the opportunity to invest

LOS ANGELES, March 9, 2023 -- Faraday Future Intelligent Electric Inc. (NASDAQ: FFIE) (“Faraday Future”, “FF” or “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced it will hold a special meeting of stockholders on Thursday, March 30th, 2023. The Company recommends that all FF stockholders as of February 3, 2023 submit proxies in favor of the proposals. The Company also announced plans for an additional $50 million raise from institutional investors and potential additional raise from its stockholders to further strengthen the Company’s balance sheet and fund the production ramp-up.

The special stockholder meeting on March 30th will be held to consider the following two topics:

1.	The Company needs approval from its stockholders for certain transactions involving the Tranche C and D notes and warrants issued or to be issued to FF Simplicity Ventures LLC, Senyun International Limited, Acuitas Capital, LLC, and/or their affiliates. This approval is required by the Nasdaq Stock Market rules and regulations for the Company to issue shares that exceed 19.99% of the total number of outstanding shares of Common Stock in relation to those notes and warrants.

2.	The Company is seeking stockholder ratification of the selection of Mazars as the independent registered public accounting firm of the Company for the year ended December 31, 2022.

The Company has received initial funding from investors as planned based on investment agreement. Stockholder approval of the first proposal above is a condition to complete the remaining portion of the recently announced financing commitments of $135.0 million in convertible secured notes. These funds will provide a pivotal path for providing support to the Company in achieving its upcoming Start of Production (“SOP”) and Start of Delivery (“SOD”) milestones as well as further long-term goals. Additional information about the special stockholders meeting can be found in our definitive proxy statement on Schedule 14A previously filed with the SEC.

FFIE stockholders may cast their vote over the Internet, by telephone or by completing and mailing the proxy card by following the instructions on the proxy card. Signing and returning the proxy card or submitting your proxy by Internet or telephone in advance of the special meeting will not prevent you from voting at the special meeting if you attend virtually but will assure that your vote is counted if you are unable to attend the special meeting.

Proxies forwarded by or for banks, brokers or other nominees should be returned as requested by them. We encourage you to vote promptly to ensure your vote is represented at the special meeting, regardless of whether you plan to attend the special meeting.

You can go to the proxy section of www.ff.com to access voting details at this address to participate in the meeting March 30th:

www.ff.com/vote

As the new board of directors and management strive to maximize stakeholder interest, the Company would like to provide FFIE stockholders that are accredited investors an investment opportunity at this exciting turning point that will help the Company scale production of the FF 91 Futurist vehicles. FF expects that once the Company starts production and delivery of the FF 91 Futurist vehicles as anticipated, FF’s cost of capital will drop considerably as the Company continues to hit milestones and begins to generate revenue.

Please see attached letter for full details:

English:

https://www.ff.com/us/letter-to-investors-0308/

Chinese:

https://www.faradayfuturecn.com/cn/letter-to-investors-0308/

FFIE is immensely grateful to its stockholders for their unwavering trust and appreciate their continued support. Over the past few months, FF has taken steps to strengthen the board and management and is dedicated to ensuring the best interests of FF’s stakeholders. These efforts demonstrate a commitment to the promises as the Company establishes a strong foundation to achieve the ultimate goal of generating value for its stakeholders.

FF is the pioneer of the Ultimate Intelligent TechLuxury ultra spire market in the intelligent EV era, and a disruptor of the traditional ultra-luxury car civilization.

FF is not just an EV company, but also a software-driven company of intelligent internet AI product. Ultimately, FF aims to become a User Company by offering a shared intelligent electric mobility ecosystem.

FF envisions the growth of FF in three phases:

The phase 1 goal is to deliver the FF 91 Futurist Alliance, FF 91 Futurist and FF 91 to FF’s global ultra spire users with high quality and high product power, thereby disrupting traditional ultra-luxury brands, and ultimately becoming the leader in the global spire user market.

As the Company introduces more upcoming vehicle models, the user ecosystem will begin to take shape. FF expects that subsequent hardware revenues will grow, and the eco revenues, which include internet apps, software, and sharing, will also continue to grow.

The phase 2 goal is to establish FF as a major player in the high-value user market.

During phase 3, FF intends to sustain the growth of its hardware revenues and eco revenues, which FF believes will constitute an increasingly substantial portion of the overall profit.

FF is completing its testing and validation of the FF 91 Futurist through the Product and Technology Generation 2.0 program (PT Gen 2.0). The generational upgrade from PT Gen 1.0 to PT Gen 2.0 consists of significant upgrades of systems and core components in both the vehicle and the I.A.I. area – the advanced core, which stands for Internet, Autonomous Driving, and Intelligence. PT Gen 2.0 was achieved through upgrades of 26 major systems and components, with 13 key upgrades throughout powertrain, battery, charging, chassis, interior from EV areas, and 13 key upgrades in computing, sensing, communication, user interaction, and performance of the FF 91 Futurist.

Competing with Ferrari, Maybach, Rolls Royce, and Bentley as the only next-gen Ultimate Intelligent TechLuxury EV product, the FF 91 Futurist offers a unique and intelligent EV experience with extreme technology and an ultimate user experience. The FF 91 Futurist is undergoing a series of final vehicle validation and testing before production and delivery in the coming months. Among them, the FF 91 Futurist is certified at an EPA range of 381 miles, which is the longest EPA range among electric crossovers and SUVs in the world and nearly 50-70 miles more range than similar competitors. With a 0-60 mph time of just 2.27 seconds, the FF 91 Futurist beats nearly all competitors in the ultra-luxury market segment.

Currently, we are making every effort to prepare for FF 91 Futurist production based on a detailed production plan at the FF ieFactory California. At the same time, FF will continue to promote the efficient implementation of FFIE’s US-China dual-home market and dual-DNA strategy to ensure the Company’s success in both of these two major global markets.

Users can preorder an FF 91 Futurist via the FF Intelligent App or through our website (English): https://www.ff.com/us/preorder/ or (Chinese): https://www.ff.com/cn/preorder/

Download the new FF Intelligent App (English): https://apps.apple.com/us/app/id1454187098 or https://play.google.com/store/apps/details?id=com.faradayfuture.online, (Chinese): http://appdownload.ff.com

ABOUT FARADAY FUTURE

FF is the pioneer of the Ultimate Intelligent TechLuxury ultra spire market in the intelligent EV era, and a disruptor of the traditional ultra-luxury car civilization. FF is not just an EV company, but also a software-driven company of intelligent internet AI product.

FOLLOW FARADAY FUTURE:

https://www.ff.com/

http://appdownload.ff.com

https://twitter.com/FaradayFuture

https://www.facebook.com/faradayfuture/

https://www.instagram.com/faradayfuture/

www.linkedin.com/company/faradayfuture

NO OFFER OR SOLICITATION

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include, among other things, statements regarding the anticipated start of production (SOP) and delivery timing for our FF 91 Futurist vehicle, additional funding and timing for receipt thereof, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include whether the Amended Shareholder Agreement between the Company and FF Top, dated as of January 13, 2023, complies with the listing requirements of The Nasdaq Stock Market LLC, the market performance of the shares of the Company’s common stock; the Company’s ability to regain compliance with, and thereafter continue to comply with, the Nasdaq listing requirements; the Company’s ability to satisfy the conditions precedent and close on the various financings previously disclosed by the Company and any future financings, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s ability to amend its certificate of incorporation to permit sufficient authorized shares to be issued in connection with the Company’s existing and contemplated financings; whether the Company and the City of Huanggang could agree on definitive documents to effectuate the non-binding Cooperation Framework Agreement; the Company’s ability to remain in compliance with its public filing requirements under the Securities Exchange Act of 1934, as amended; the outcome of the SEC investigation relating to the matters that were the subject of the Special Committee investigation and other litigation involving the Company; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the result of future financing efforts and general economic and market conditions impacting demand for the Company’s products; recent cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; and the ability of the Company to attract and retain directors and employees. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s registration statement on Form S-1 filed on February 13, 2023, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ADDITIONAL INFORMATION

In connection with the special stockholders meeting, the Company has filed with the SEC a definitive proxy statement on Schedule 14A with respect to the proposals therein (as amended and supplemented, the “Proxy Statement”). Faraday Future commenced mailing of the Proxy Statement to its stockholders on March 3, 2023. This press release is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC. INVESTORS AND FARADAY FUTURE’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROXY STATEMENT OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS IN THE PROXY STATEMENT. Investors and stockholders may obtain free copies of the Proxy Statement and other documents containing important information about Faraday Future that are filed or will be filed with the SEC by Faraday Future from the SEC’s website at www.sec.gov. Faraday Future makes available free of charge at www.ff.com (in the “Financials and Filings” section), copies of materials it files with, or furnish to, the SEC.

PARTICIPANTS IN SOLICITATION

Faraday Future and its respective directors and executive officers and certain Company investors and their representatives may be deemed participants in the solicitation of proxies of the Company’s stockholders in respect of the proposals in the Proxy Statement. Information about the directors and executive officers of Faraday Future, such investors and their representatives and their ownership is set forth in the Company’s filings with the SEC, including the Proxy Statement. These documents can be obtained free of charge from the sources specified above.

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com